EXHIBIT 10.3 AGREEMENT WITH HAMILTON, LEHRER & DARGAN, P.A.

Attorney Fee Agreement

THIS AGREEMENT made this 4t day of September 2001, by and between National
Beauty Corp. (hereinafter "CLIENT"), and  Hamilton, Lehrer & Dargan, P.A.,
(hereinafter ATTORNEY).

1.   CLIENT retains ATTORNEY to review and/or draft contracts for the purchase of a beauty salon and represent the company in the proposed purchase of a beauty salon located in the city of Coral Springs Florida.

2.   On the basis of the time expended by ATTORNEY, attorney's fee shall be
     5,000 shares of common stock of National Beauty Corp All referenced  shares shall be registered pursuant to a Registration Statement on Form S-8.
     CLIENT shall also be  responsible for costs incurred including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications. Advanced costs that are not expended during the course of the representation are to be returned to the client at the conclusion of the representation, unless ATTORNEY and
     CLIENT agree otherwise in writing.

3.   All legal services will be performed by the Attorney after consultation and authorization from the Company.

4.   BY EXECUTING THIS AGREEMENT, COMPANY ACKNOWLEDGES THAT THE SERVICES TO BE
     RENDERED HEREBY ARE NOT IN CONNECTION WITH THE OFFER OR SALE OF SECURITIES
     IN A CAPITAL RAISING TRANSACTION AND DO NOT DIRECTLY OR INDIRECTLY PROMOTE
     OR MAINTAIN A MARKET FOR THE SECURITIES OF THE COMPANY.

5.   All payments for fees and expenses are due upon presentation of invoices.

6.   The Attorney is authorized to take all actions, which the Attorney deems advisable on behalf of the Company. The Attorney agrees to notify  the
     Company  promptly of all significant developments in regard  to representation of the Company.

7.   Company will fully cooperate with the Attorney and provide all information known to the Company or available to the Company, which, in the opinion of the Attorney, would aid the Attorney in representing the Company.

8.   The Attorney agrees to use its best efforts in representing the Company.

9.   This writing with exhibits includes the entire agreement between the
     Company and the Attorney regarding this matter. This Plan can only be modified with another written agreement signed by the Company and the
     Attorney. This Plan shall be binding upon the Company and the Attorney and their respective heirs, legal representatives and successors in interest.

10.  CLIENT understands and agrees that ATTORNEY has made no guarantee regarding the successful outcome or termination of the engagement and all expressions pertaining thereto are matters of opinion. Should it be necessary to institute legal proceedings for the collection of any part of the
     ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
Hamilton, Lehrer & Dargan, P.A.              National Beauty Corp.
By: /s/ Brenda Hamilton                      By: /s/ Ed Roth President
Brenda Hamilton Atty.                        Ed Roth-President